Exhibit 99.1

Contact:	Michael Bermish Investor Relations Officer (732) 212-3321

FOR IMMEDIATE RELEASE

WELLMAN REPORTS RECORD SALES AND IMPROVED PROFITABILITY

April 26, 2005, Shrewsbury, NJ — Wellman, Inc. (NYSE: WLM) today reported net earnings for the quarter ended March 31, 2005 of $11.0 million, or $0.20 per diluted share. This compares to a net loss of $28.2 million, or $0.99 per diluted share for the same period in 2004 and a net loss of $1.5 million, or $0.15 per diluted share, for the fourth quarter of 2004. The company also reported record quarterly sales of $386.3 million for the first quarter 2005, which was $92.5 million or 31% higher than the same period a year ago and $14.1 million or 4% higher than the previous record set in the fourth quarter of 2004. This increase in sales was due to higher selling prices.

Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “Wellman is pleased to report its highest quarterly earnings from continuing operations since the second quarter of 2002 and its second consecutive quarter of record sales. These improved results are attributable to higher raw material margins and our ongoing cost reduction programs.”

The following table summarizes Wellman’s results for the five quarters ending with the first quarter 2005.

(in millions, except per share data)	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05
Net Sales	$293.8	$329.0	$310.0	$372.2	$386.3
Gross Profit	17.4	23.3	14.5	28.6	45.5
SG&A Expenses	14.5	13.8	14.6	16.9	18.1

Operating Income (Loss) excluding Other Items	2.9	9.5	(0.1)	11.7	27.4
Other Items	42.0	1.9	1.9	(5.4)	1.8

Operating Income (Loss)	(39.1)	7.6	(2.0)	17.1	25.6
Interest Expense, net	7.5	10.1	10.5	10.0	10.4

Earnings (Loss) Before Income Taxes	(46.6)	(2.5)	(12.5)	7.1	15.2
Income Tax Expense (Benefit)	(18.4)	(1.0)	(4.9)	8.6	4.2

Net Earnings (Loss)	(28.2)	(1.5)	(7.6)	(1.5)	11.0
Accretion of Preferred Stock (a)	(3.0)	(3.0)	(3.1)	(3.2)	(4.0)

Net Earnings (Loss) Attributable to Common Stockholders	($31.2)	($4.5)	($10.7)	($4.7)	$7.0

Basic EPS	($0.99)	($0.14)	($0.34)	($0.15)	$0.22

Diluted EPS (a)	($0.99)	($0.14)	($0.34)	($0.15)	$0.20

(a)	Wellman’s diluted EPS is computed using the lower of (1) the net earnings (loss) less the fair market value of the accretion divided by the fully diluted common shares or (2) the net earnings (loss) divided by the total number of shares outstanding assuming the preferred stock was converted to common stock (the “if-converted method”). In the first quarter of 2005, Wellman used the “if converted” method for computing diluted EPS, which excludes accretion of preferred stock.

Other Items included in operating income (loss) are comprised of the following:

(in millions)	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05
Restructuring Charges	$0.3	$0.8	$1.3	$0.2	$—
Provision for Uncollectible Accounts	0.3	—	—	0.5	—
Non-Capitalizable Financing Costs	40.2	—	—	—	—
Other Expense (Income), Net:
Legal Costs	1.2	1.1	1.3	1.8	1.8
Rebates from Antidumping Duties	—	—	(0.7)	(7.9)	—

Other Items	$42.0	$1.9	$1.9	($5.4)	$1.8

Historical Adjusted EBITDA and Post Financing Adjusted EBITDA

Keith Phillips, Wellman’s Chief Financial Officer stated, “The financings we completed in February 2004 changed our capital structure and these changes affected Adjusted EBITDA, overall debt, depreciation and interest expense. We have provided the following information on changes to Adjusted EBITDA as a result of the February financings (“Financing Adjustments”) and additionally have provided information to compare EBITDA on a comparable basis for the most recent five quarters (“Post Financing Adjusted EBITDA”).”

We believe Adjusted EBITDA is an important financial measurement in evaluating our business because it is commonly used to measure financial performance from a credit perspective and is an important factor in evaluating a business. Adjusted EBITDA is calculated by adding Net Earnings (Loss) , Income Tax Expense (Benefit), Interest Expense, Depreciation & Amortization and Other Items (listed in the table above) all of which were included in Net Earnings (Loss) .

Since we believe investors and analysts use trends in analyzing our business and since our Adjusted EBITDA is not comparable before and after our February 2004 financings, we have provided information on Post Financing Adjusted EBITDA. This financial measure is calculated by adding Financing Adjustments and Adjusted EBITDA, and assumes that the February 2004 financings were completed before the start of the period.

The following table reconciles Net Earnings (Loss) to Adjusted EBITDA and to Post Financing Adjusted EBITDA for the five quarters ending with the first quarter of 2005.

(in millions)	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05
Net Earnings (Loss)	($28.2)	($1.5)	($7.6)	($1.5)	$11.0
Income Tax Expense (Benefit)	(18.4)	(1.0)	(4.9)	8.6	4.2
Interest Expense, net	7.5	10.1	10.5	10.0	10.4
Other Items	42.0	1.9	1.9	(5.4)	1.8
Depreciation & Amortization	16.9	18.1	17.9	17.8	18.7

Adjusted EBITDA	19.8	27.6	17.8	29.5	46.1
Financing Adjustments	3.4	—	—	—	—

Post Financing Adjusted EBITDA	$23.2	$27.6	$17.8	$29.5	$46.1

Wellman’s assets and long-term debt increased at the time of the financing because part of the financing included the purchase of PET resin assets located at our Palmetto Plant that were leased under a sale and leaseback transaction entered into in 1999, the purchase of accounts receivable previously sold under an asset securitization program and the prepayment of a raw material contract. Refinancing these contractual obligations also increased Adjusted EBITDA since the Company no longer has certain cash operating expenses associated with these obligations. These contractual obligations result in a $3.4 million Financing Adjustment in the first quarter of 2004 that represents cash charges related to the contractual obligations that previously reduced operating income. There are no Financing Adjustments since the first quarter of 2004 because the new financings occurred in the middle of the first quarter of 2004.

Wellman, Inc. manufactures and markets high-quality PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester staple fibers. We believe we are one of the world’s largest PET plastic recyclers, utilizing a significant amount of recycled raw materials in its manufacturing operations.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes Adjusted EBITDA and Post Financing Adjusted EBITDA as defined on the Company’s web site are important measures used by investors, analysts and financial institutions to evaluate the Company’s performance. Adjusted EBITDA is calculated by adding Net Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and certain other items listed in “Other Items” above, all of which were included in Net Earnings (Loss) from Continuing Operations. Post Financing Adjusted EBITDA is calculated by adding to Adjusted EBITDA the Financing Adjustments that would have changed EBITDA if the financings in place on March 31, 2005 were in place in earlier periods.

Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 1st quarter 2005 results at 11:00 a.m. Eastern Time on Wednesday, April 27, 2005. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon April 27, 2005 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 11:00 a.m. Wednesday, April 27, 2005 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live Webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.

Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; reduced sales volumes; increases in costs; the financial condition of our customers; polyester staple fiber and textile imports; availability and cost of raw materials; the impact of litigation arising out of alleged pricing practices in the polyester staple fiber industry; the actions of our competitors; the effective implementation of our cost reduction programs; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; regulatory changes; tax risks; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operation of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our
Form 10-K for the year ended December 31, 2004.

Wellman, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In Millions, except per share data)

	March 31,	June 30,	September 30,	December 31,	March 31,
	2004	2004	2004	2004	2005

Net Sales	$293.8	$329.0	$310.0	$372.2	$386.3

Cost of Sales	276.4	305.7	295.5	343.6	340.8

Gross Profit	17.4	23.3	14.5	28.6	45.5

Selling, General and Administrative Expenses	14.5	13.8	14.6	16.9	18.1

Restructuring Charges	0.3	0.8	1.3	0.2	—

Provision for uncollectible accounts	0.3	—	—	0.5	—

Non-Capitalizable Financing Costs	40.2	—	—	—	—

Other Expense (Income), Net	1.2	1.1	0.6	(6.1)	1.8

Operating Income (Loss)	(39.1)	7.6	(2.0)	17.1	25.6

Interest Expense, Net	7.5	10.1	10.5	10.0	10.4

Earnings (Loss) Before Income Taxes	(46.6)	(2.5)	(12.5)	7.1	15.2

Income Tax Expense (Benefit)	(18.4)	(1.0)	(4.9)	8.6	4.2

Net Earnings (Loss)	($28.2)	($1.5)	($7.6)	($1.5)	$11.0

Net Earnings (Loss) Attributable to Common Stockholders:

Net Earnings (Loss)	($28.2)	($1.5)	($7.6)	($1.5)	$11.0

Accretion of Preferred Stock	(3.0)	(3.0)	(3.1)	(3.2)	(4.0)

Net Earnings (Loss) Attributable to Common Stockholders	($31.2)	($4.5)	($10.7)	($4.7)	$7.0

Basic Net Earnings (Loss) Per Common Share:
Net Earnings (Loss) Attributable to Common Stockholders	($0.99)	($0.14)	($0.34)	($0.15)	$0.22

Diluted Net Earnings (Loss) Per Common Share:
Net Earnings (Loss) Attributable to Common Stockholders	($0.99)	($0.14)	($0.34)	($0.15)	$0.20

Average Common Shares — (Basic)	31.6	31.6	31.6	31.6	31.7
Average Common Shares — (Diluted)	31.6	31.6	31.6	31.6	53.8

WELLMAN, INC.
SUPPLEMENTAL INFORMATION*

SALES BY GROUP	1Q04	2Q04	3Q04	4Q04	1Q05
(Millions $)
Packaging Products Group	$162	$190	$174	$222	$229
Fibers & Recycled Products Group	$132	$139	$136	$150	$157

Total Sales	$294	$329	$310	$372	$386

BALANCE SHEET DATA	3/31/2005
(Millions $)
Accounts Receivable	$193
Inventories	$174
Debt, Net	$479
Stockholders’ Equity	$431

CASH FLOW DATA
(Millions $)	1Q05
Depreciation	$14
Amort (non-Int)	$4
Amort (Int)	$1

Total D&A	$19
Cap. Exps.	$6

SEGMENT PROFIT (LOSS)
(Millions $)	1Q05
PPG	$24.5
FRPG	2.9

Operating Income (Loss) excluding Other Items	27.4
Other Items	(1.8)

Operating Income (Loss)	25.6
Interest Expense, Net	(10.4)

Earnings (Loss) from Continuing Operations before Income Taxes	$15.2

CONFERENCE CALL INFO	*Preliminary

Wellman, Inc. will host a conference call to review 1Q 2005 results on Wednesday, April 27, 2005 at 11:00 a.m. ET.

You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page
http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts.

     The call and related documents contain copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.